Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett-Packard Company pertaining to the:

●	Amended and Restated 3Com Corporation 2003 Stock Plan,
●	Amended and Restated 3Com Corporation 1994 Stock Option Plan,
●	Amended and Restated 3Com Corporation 1983 Stock Option Plan,
●	3Com Corporation Director Stock Option Plan,
●	3Com Corporation Stand Alone Stock Option Agreement with Saar Gillai,
●	3Com Corporation Stand Alone Restricted Stock Agreement with Saar Gillai,
●	3Com Corporation Stand Alone Stock Option Agreement with Ronald A. Sege,
●	3Com Corporation Stand Alone Restricted Stock Agreement with Ronald A. Sege,
●	3Com Corporation Stand Alone Stock Option Agreement with Jay Zage, and
●	3Com Corporation Stand Alone Restricted Stock Agreement with Jay Zager;

of our reports dated December 17, 2009, with respect to the consolidated financial statements and schedule of Hewlett-Packard Company and the effectiveness of Hewlett-Packard Company's internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended October 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
April 22, 2010